Exhibit 10.4

SHAREHOLDERS AGREEMENT

dated as of

November  , 2021

among

CI&T INC

and

CERTAIN SHAREHOLDERS OF CI&T INC

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of November  , 2021, by and among CI&T Inc, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and each Shareholder whose name appears on the signature pages hereto.

W I T N E S S E T H:

WHEREAS, the Company is currently contemplating an underwritten initial public offering (the “IPO”) of its Class A Common Shares;

WHEREAS, in connection with, and effective upon, the completion of the IPO (such date of completion, the “IPO Date”), the Company and the Shareholders (as defined in Section 1.01 hereof) wish to set forth certain understandings between such parties, including with respect to certain governance matters; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used in this Agreement, the following terms have the following meanings:

“Advent Shareholders” means, at any time, shareholders affiliated with Advent International Corporation, including AI Calypso Brown LLC, AI Iapetus Grey LLC and AI Titan Black LLC.

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or any relative up to the second degree, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Voting Power” means, with respect to any Shareholder or group of Shareholders, the total voting power of the total number of Shares (as determined on a Common Equivalents basis) entitled to vote generally in the election of the Company’s Directors that are “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation.

“Articles of Association” means the Amended and Restated Memorandum and Articles of Association of the Company, as the same may be amended from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the Cayman Islands, New York City or Campinas City, São Paulo State, Brazil are authorized by law to close.

“Common Equivalents” means (i) with respect to Common Shares, the number of Shares, (ii) with respect to any Company Securities that are convertible into or exchangeable for Common Shares, the number of Shares issuable in respect of the conversion or exchange of such securities into Common Shares.

“Class A Common Shares” means the Class A common shares, par value $0.00005 per share, of the Company and any other security into which such Class A Common Shares may hereafter be converted or changed.

“Class B Common Shares” means the Class B common shares, par value $0.00005 per share, of the Company and any other security into which such Class B Common Shares may hereafter be converted or changed.

“Common Shares” means collectively, the Class A Common Shares and the Class B Common Shares (provided that in no circumstance shall such shares be counted twice).

“Company Securities” means (i) the Common Shares and (ii) securities that entitle the holder to vote in the election of directors to the Board that are convertible into or exchangeable for Common Shares.

“Directors” has the meaning given to that term in the Articles of Association.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Shareholders” means, at any time (i) Cesar Nivaldo Gon, and any Person (other than the Company) affiliated with and vehicles controlled by Cesar Nivaldo Gon, including ENIAC Capital Group Ltd., (ii) Fernando Matt Borges Martins, and any Person (other than the Company) affiliated with and vehicles controlled by Fernando Matt Borges Martins, including Guaraci Investments Ltd. (iii) Bruno Guiçardi, and any Person (other than the Company) affiliated with and vehicles controlled by Bruno Guiçardi, including the Ferreira Guiçardi Family Trust.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the Articles of Association) necessary to cause such result, including (i) requisitioning a meeting of shareholders, voting or providing a written consent or proxy with respect to the Company Securities, (ii) causing the adoption of shareholders’ resolutions and amendments to the Articles of Association, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means an individual, company, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Permitted Assigns” means with respect to any of the Shareholders, any of their respective Affiliates who is a transferee of Shares (which are transferred other than pursuant to a widely distributed public sale) that agrees in writing to become party to, and be bound to the same extent as its transferor by the terms of, this Agreement, in the form of Exhibit A hereto; provided, that upon such Transfer, such Permitted Assign shall be deemed to be a “Shareholder” hereto for all purposes herein.

“Shareholders” means at any time, the Founder Shareholders and Advent Shareholders and any Person (other than the Company) affiliated with the Founder Shareholders and Advent Shareholders and any of their Permitted Assigns who in each case shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Shares” means the outstanding Common Shares.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule, but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any law include all rules and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Composition of the Board. (a) The members of the Board shall be nominated and elected in accordance with the Articles of Association and the provisions of this Agreement. Effective as of the IPO Date, the Board shall be comprised of seven Directors, which directors shall initially be Fernando Matt Borges Martins, Brenno Raiko de Souza, Cesar Nivaldo Gon, Patrice Philippe Nogueira Baptista Etlin, Silvio Romero de Lemos Meira, Maria Helena dos Santos Fernandes de Santana and Eduardo Campozana Gouveia.

(b) From and after the IPO Date, pursuant to Article 21.4 of the Articles of Association, the Company grants to the Founder Shareholders, and the Founder Shareholders shall have, the right, but not the obligation, to nominate and appoint as Directors to the Board, a number of designees, equal to up to four designees (or if the size of the Board is increased, a majority (i.e. more than 50%) of the total number of Directors appointed to the Board, rounded upward to the nearest whole number), so long as this Agreement remains in full force and effect.

(c) From and after the IPO Date, pursuant to Article 21.4 of the Articles of Association, the Company grants to the Advent Shareholders, and the Advent Shareholders shall have, the right, but not the obligation, to nominate and appoint as Directors to the Board, a number of designees, equal to: (i) up to two designees, so long as the Advent Shareholders’ Aggregate Voting Power of Shares (as determined on a Common Equivalents basis) continues to be at least 20% of the total voting power of all Shares (as determined on a Common Equivalents basis), and (ii) up to one designee, so long as the Advent Shareholders’ Aggregate Voting Power of Shares (as determined on a Common Equivalents basis) is (x) less than 20% of the total voting power of all Shares and (y) at least 10% of the total voting power of all Shares, each as determined on a Common Equivalents basis.

(d) Each party agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Cayman Islands law), to take all Necessary Action to effectuate the nomination and appointment of Directors by the Shareholders in accordance with this Section 2.01.

(e) For the avoidance of doubt, the rights granted to the Shareholders to appoint Directors to the Board pursuant to this Agreement are granted pursuant to Article 21.4 of the Articles of Association and are in addition to, and not intended to limit in any way, the other rights that the Shareholders or any of their respective Affiliates may have to nominate, elect or remove directors under the Articles of Association or Cayman Islands law.

Section 2.02. Appointment, Removal and Replacement. The Shareholders may only appoint, remove or replace a Director by giving the Company written notice of the appointment, removal or replacement of such Director and the date the appointment, removal or replacement is to take effect, provided that where a Director is removed or resigns or otherwise vacates its office as Director, that Director may only be replaced by a person nominated and appointed by that same shareholder.

Section 2.03. Vacancies. Subject to the provisions of this Agreement, the Board may nominate additional Directors to the Board, or fill any vacancy on the Board, pursuant to Article 21.3 of the Articles of Association.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Binding Effect; Assignability; Benefit. (a) Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to beneficially own any Company Securities shall cease to be bound by the terms hereof (other than Sections 3.02, 3.05, 3.06, 3.08 and 3.09).

(b) Neither the Company nor any of the Shareholders shall assign or transfer all or any part of this Agreement without the prior written consent of the other parties hereto; provided, however, that the Shareholders shall be entitled to assign, in whole or in part, to any of their Permitted Assigns without such prior written consent. Any such Permitted Assignee that shall become a party to this Agreement shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Shareholder.”

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 3.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission or email transmission so long as receipt of such email is requested and received:

if to the Company to:

CI&T Inc
Rua Doutor Ricardo Benetton Martins, n. 1000, Prédio 23B
Loteamento II do Polo de Tecnologia - Campinas/SP
13086-902- Brazil
Attention: Stanley Rodrigues and Marcela Masiero Lindner
E-mail: stanley@ciandt.com; mmasiero@ciandt.com

if to the Founder Shareholders, to:

Guaraci Investments Ltd.

Craigmuir Chambers, Road Town, Tortola

VG 1110, British Virgin Islands

Attention: Fernando Matt

E-mail: fernando@ciandt.com

Bruno Guiçardi

1 Surrey Rd, Summit, NJ

07901-3218, United States of America

Attention: Bruno Guiçardi

E-mail: bruno@ciandt.com

Ferreira Guiçardi Family Trust

The Goldman Sachs Trust Company

200 Bellevue Parkway, Suite 250 | Wilmington, DE 19809E-mail: bruno@ciandt.com

ENIAC Capital Group Ltd.

Craigmuir Chambers, Road Town, Tortola

VG 1110, British Virgin Islands

Attention: Cesar Gon

E-mail: gon@ciandt.com

if to the Advent Shareholders, to:

AI Calypso Brown LLC

AI Iapetus Grey LLC

AI Titan Black LLC

Av. Brig. Faria Lima 3311, 9o andar, 04538-133

São Paulo, SP, Brasil

Attention: Brenno Raiko, Marcelo Penna and Priscila Antunes

E-mail: mpenna@adventinternational.com.br; pantunes@adventinternational.com.br

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Permitted Assignee that becomes a Shareholder shall provide its address, fax number and email address to the Company.

Section 3.03. Term; Waiver; Amendment. This Agreement shall terminate (a) at such time as the Founder Shareholders’ Aggregate Voting Power of Shares (as determined on a Common Equivalents basis) ceases to be at least 30% of the total voting power of all Shares (as determined on a Common Equivalents basis), (b) at such time as the Advent Shareholders’ Aggregate Voting Power of Shares (as determined on a Common Equivalents basis) ceases to be at least 10% of the total voting power of all Shares (as determined on a Common Equivalents basis) or (c) as it relates to each Shareholder on the earlier to occur of: (i) any Shareholder ceases to beneficially own any Company Securities, and (ii) upon the delivery of a written notice by such Shareholder to the Company requesting that this Agreement terminate as it relates to such Shareholder (in each case, other than 3.02, 3.05, 3.06, 3.08 and 3.09).

(b) This Agreement may be amended, waived or otherwise modified only by a written instrument executed by the parties hereto. In addition, any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective. Except as provided in the preceding sentences, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

Section 3.04. Fees and Expenses. All costs and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 3.05. Governing Law; No Jury Trial. (a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would result in the application of any law other than the laws of the State of New York. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE.

(b)With respect to any Action relating to or arising out of this Agreement, each party to this Agreement irrevocably (i) consents and submits to the exclusive jurisdiction of the courts of the State of New York and any court of the United States located in the Borough of Manhattan in New York City; (ii) waives any objection which such party may have at any time to the laying of venue of any Action brought in any such court, waives any claim that such Action has been brought in an inconvenient forum and further waives the right to object, with respect to such Action, that such court does not have jurisdiction over such party; and (iii) consents to the service of process at the address set forth for notices in Section 3.02 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law.

Section 3.06. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 3.07. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon completion of the IPO on the IPO Date; provided, that this Agreement shall be of no force and effect (i) prior to the completion of the IPO and (ii) if the IPO has not been consummated within thirty (30) Business Days from the date of this Agreement. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 3.08. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 3.09. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

CI&T INC

By:
Name:
Title:

THE SHAREHOLDERS:

ENIAC CAPITAL GROUP LTD.

By:
Name:
Title:

GUARACI INVESTMENTS LTD.

By:
Name:
Title:

BRUNO GUIÇARDI

By:
Name:
Title:

FERREIRA GUIÇARDI FAMILY TRUST

By:
Name:
Title:

AI CALYPSO BROWN LLC

By:
Name:
Title:

AI IAPETUS GREY LLC

By:
Name:
Title:

AI TITAN BLACK LLC

By:
Name:
Title:

EXHIBIT A

JOINDER TO SHAREHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders Agreement dated as of November  , 2021 (as amended, amended and restated or otherwise modified from time to time, the “Shareholders Agreement”), as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

Acknowledged by:

CI&T INC

By:
Name:
Title: